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                                                                 EXHIBIT 99.3

                    [PaineWebber Incorporated Letterhead]



           We hereby consent to the use of our opinion letter dated October 14, 1999 to the Board of Directors of LeukoSite, Inc. included as Appendix C to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of LeukoSite, Inc. with and into Millennium Pharmaceuticals, Inc. and to the references to such opinion in such Proxy Statement/Prospectus under the captions The Merger, Fairness Opinions of Financial Advisors; and, The Merger, Background to the Merger, Opinion of Financial Advisor to LeukoSite. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations issued by the Securities and Exchange Commission thereunder.

                                                      Very truly yours,

                                                      PAINEWEBBER INCORPORATED


                                                      By /s/ Declan P. Quirke
                                                         --------------------
                                                         Declan P. Quirke
                                                         Managing Director

November 4, 1999
New York, New York